SANTANDER HOLDINGS USA, INC.

Direct and Indirect Subsidiaries of Santander Holdings USA, Inc. at December 31, 2014.

Subsidiary	State or other jurisdiction of Incorporation

Santander Bank, National Association	United States of America
Capital Street Delaware LP	Delaware
Capital Street Holdings, LLC	Delaware
Capital Street REIT Holdings, LLC	Delaware
Capital Street S.A.	Luxembourg
CCAP Auto Lease Ltd.	Delaware
Chrysler Capital Auto Receivable LLC	Delaware
Chrysler Capital Master Auto Receivables Funding LLC	Delaware
Drive Residual Holdings GP LLC	Delaware
Drive Residual Holdings LP	Delaware
Franklin Acquisition Funding LLC	Delaware
Independence Community Bank Corp.	Delaware
Independence Community Commercial Reinvestment Corp.	Delaware
Meridian Capital Group, LLC	Delaware
PBE Companies, LLC	Delaware
Punta Lima, LLC	Delaware
Santander Consumer ABS 1 Funding LLC	Delaware
Santander Consumer ABS 2 Funding LLC	Delaware
Santander Consumer Auto Receivables Funding 2011-A LLC	Delaware
Santander Consumer Auto Receivables Funding 2013-B1 LLC	Delaware
Santander Consumer Auto Receivables Funding 2013-B2 LLC	Delaware
Santander Consumer Auto Receivables Funding 2013-B3 LLC	Delaware
Santander Consumer Auto Receivables Funding 2013-L1 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-B1 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-B2 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-B3 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-B4 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-B5 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-L1 LLC	Delaware
Santander Consumer Captive Auto Funding LLC	Delaware
Santander Consumer Captive Auto Funding 5 LLC	Delaware
Santander Consumer Credit Funding I LLC	Delaware
Santander Consumer Credit Funding 2 LLC	Delaware
Santander Consumer Funding 3 LLC	Delaware
Santander Consumer Funding 5 LLC	Delaware
Santander Consumer Holdings USA Inc.	Delaware
Santander Consumer Receivables Funding LLC	Delaware
Santander Consumer Receivables 3 LLC	Delaware
Santander Consumer Receivables 4 LLC	Delaware
Santander Consumer Receivables 7 LLC	Delaware
Santander Consumer Receivables 9 LLC	Delaware
Santander Consumer Receivables 10 LLC	Delaware
Santander Consumer Receivables 11 LLC	Delaware
Santander Consumer USA Inc.	Illinois

Santander Drive Auto Receivables LLC	Delaware
Santander Finance 2012-1 LLC	Delaware
Santander Insurance Agency, U.S., LLC	Massachusetts
Santander Leasing, LLC	Delaware
Shiloh III Wind Project, LLC	Delaware
SIAF LLC	Delaware
SOV APEX LLC	Delaware
Sovereign Capital Trust IX	Delaware
Sovereign Capital Trust VI	Delaware
Sovereign Community Development Company	Delaware
Sovereign Delaware Investment Corporation	Delaware
Sovereign Lease Holdings, LLC	Delaware
Sovereign Precious Metals, LLC	Pennsylvania
Sovereign Real Estate Investment Trust	Delaware
Sovereign REIT Holdings, Inc.	Delaware
Synergy Abstract, LP	Pennsylvania
Waypoint Insurance Group, Inc.	Pennsylvania

*Certain inactive subsidiaries do not, individually or in aggregate, constitute a “significant subsidiary” as of December 31, 2014.